UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
SMART MOVE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Smart Move, Inc.
5990 Greenwood Plaza Blvd., Suite 390
Greenwood Village, Colorado 80111
SMART MOVE, INC.
April 30, 2007
DEAR STOCKHOLDER:
You are cordially invited to attend the annual stockholders’ meeting of Smart Move, Inc., which will be held on Tuesday, June 12, 2007 at 10:00 a.m. local time at our principal offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting of stockholders and proxy statement.
If you do not plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope.
Sincerely

Chris Sapyta
President, Chief Executive Officer, and Director

NOTICE OF MEETING
The 2007 annual meeting of stockholders of Smart Move, Inc. will be held on June 12, 2007 at 10:00 a.m. local time at our principal offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111.
The annual meeting of stockholders will be held for the following purposes:
1.	The election of two (2) directors, each to serve until the annual meeting of stockholders to be held in 2010 (Proposal A);

2.	Ratification of the selection of Anton Collins Mitchell LLP as the company’s independent registered public accounting firm for the 2007 fiscal year (Proposal B); and

3.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
Information with respect to the above matters is set forth in the proxy statement that accompanies this Notice.
The record date for the meeting has been fixed by the Board of Directors as the close of business on April 26, 2007. Stockholders of record at that time are entitled to vote at the meeting.
By order of the Board of Directors

Chris Sapyta
President, Chief Executive Officer, and Director
April 30, 2007
Please execute your vote promptly.
If you are stockholder of record as of April 26, 2007, you may mark, sign, date and mail your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in the proxy statement. The method by which you vote will not limit your right to vote in person at the annual meeting.

SMART MOVE, INC.
5990 Greenwood Plaza Blvd., Suite 390
Greenwood Village, Colorado 80111
PROXY STATEMENT
ANNUAL MEETING INFORMATION
This proxy statement contains information related to the annual meeting of stockholders of Smart Move, Inc. to be held on Tuesday, June 12, 2007, beginning at 10:00 a.m. in our business offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111. This proxy statement was prepared under the direction of the company’s Board of Directors to solicit your proxy for use at the annual meeting of stockholders. It will be mailed to stockholders on or about May 3, 2007.
References in this proxy statement to “Smart Move,” the “company,” “we,” or “our” are to Smart Move, Inc.
Who is entitled to vote and how many votes do I have?
If you are a stockholder of record of our common stock on April 26, 2007, you are entitled to vote at the annual meeting, or at any postponement or adjournment of the annual meeting. On each matter to be voted on, you may cast one vote for each share of common stock you hold. On April 26, 2007 there were 10,171,092 shares of common stock outstanding and entitled to vote.
What am I voting on?
You will be asked to vote on two proposals:

Proposal A:	Election of two directors: Kent Lund and John Jenkins (Proposal A)

Proposal B:	Ratify the selection of Anton Collins Mitchell LLP as the company’s independent registered public accounting firm for the 2007 fiscal year (Proposal B)
The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors recommend I vote on the proposals?
The Board of Directors recommends a vote FOR the election of each of the nominees for director, and FOR the ratification of the appointment of Anton Collins Mitchell LLP as our independent registered public accounting firm for the 2007 fiscal year.
How do I vote?
If you are a stockholder of record, you may vote in one of two ways:
Vote by Returning Your Proxy Card: You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors.
Vote at the Meeting: You may vote by being present in person at the meeting.
If you hold shares through a broker, bank, or other nominee in “street name,” you can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone, or by mail. Please refer to the voting instruction card included in the materials furnished to you by your broker, bank or other nominee.
Can I Change My Vote?
You can revoke your proxy at any time before it is voted at the annual meeting by:
•	sending a written notice of revocation to our corporate secretary at our principal offices, 5990 Greenwood Plaza Blvd., Suite 390 Greenwood Village, Colorado 80111, or

•	by attending the annual meeting and voting in person.
Attendance at the annual meeting will not by itself revoke your proxy.
Who will count the votes?
Corporate Stock Transfer, Inc., our transfer agent, will tabulate the votes cast by proxy and in person at the annual meeting.
What constitutes a quorum?
A quorum is necessary to conduct business at the annual meeting. At any meeting of the stockholders, the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum for all purposes. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker, bank or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Are there any stockholders who own a majority of the common stock?
No, no single stockholder owns a majority of the common stock.
Will there be a list of stockholders entitled to vote at the meeting?
Yes, the company’s officers will ensure that a complete list is prepared from the stock ledger and made available at least ten days before the annual meeting of the stockholders listing stockholders entitled to vote at the meeting or any adjournment of the meeting, arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list will be open to the examination of any stockholder, for any purpose relevant to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in the offices of the company. The list will also be brought to the meeting and open for examination during the meeting by any stockholder who is present.
What vote is required to approve each proposal?
The two nominees for director receiving a majority of the votes cast in person or by proxy at the annual meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. The ratification of the appointment of Anton Collins Mitchell LLP as our independent registered public accountants for fiscal 2007 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting in order to be approved.
Who is bearing the cost of this proxy solicitation?
We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of the shares. A few of our officers and employees may participate in the solicitation of proxies, without additional compensation, by telephone, e-mail or other electronic means or in person.
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information as of April 26, 2007, as to the beneficial ownership of shares of our common stock, in each case, by:
•	each person (or group of affiliated persons) known to us to beneficially own more than 5% of the outstanding shares of our voting stock;

•	each of our directors and executive officers;

•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under the SEC’s rules and generally includes voting or investment power over shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under SEC rules, the number of shares of common stock deemed outstanding includes shares issuable upon conversion of other securities, as well as shares issuable upon the exercise of conversion rights under convertible securities or warrants held by the respective person or group that may be exercised within 60 days after April 26, 2007. The percentage of beneficial ownership shown in the following table is based on 10,171,092 outstanding shares of common stock as of April 26, 2007. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to warrants or convertible securities exercisable within 60 days after April 26, 2007 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

	Common		Percentage of	Voting Percentage	Total Percentage
Name of Shareholder	Stock		Class	Owned	of Equity
Chris Sapyta	830,054	(1)(9)	8.0%	8.0%	8.0%

Edward Johnson	493,122	(2)(9)	4.8%	4.8%	4.8%
Kent J. Lund	38,169	(3)(9)	*	*	*
John Jenkins	13,169	(4)(9)	*	*	*
Doug Kelsall	77,169	(5)(9)	*	*	*
Jack Burkholder	14,169	(6)(9)	*	*	*
Steven Bathgate	798,664	(7)(10)	7.7%	7.7%	7.7%
Lee Schlessman	2,578,510	(8)(10)	20.9%	20.9%	20.9%

All officers and directors as a group (6 persons)	4,843,026		37.6%	37.6%	37.6%

*	Less than one percent (1%)

(1)	Includes an option to purchase 192,000 shares issuable to Mr. Sapyta under the terms of his employment agreement with us, with exercise prices from $5.00 to $7.00 and includes 13,500 options exercisable at $4.73 granted December 29, 2006, vested as to 25% on date of grant and as to the remaining 75% of the Shares covered by the options) in equal quarterly increments over the next following 12 calendar quarters as of the end of each quarter commencing March 30, 2007.

(2)	Includes an option to purchase 150,000 shares issuable to Mr. Johnson under the terms of his employment agreement with us, with exercise prices ranging from $5.00 to $7.00, and includes warrants to purchase 11,170 shares at an exercise price of $5.00 and includes 13,500 options exercisable at $4.73 granted December 29, 2006, vested as to 25% on date of grant and as to the remaining 75% of the Shares covered by the options) in equal quarterly increments over the next following 12 calendar quarters as of the end of each quarter commencing March 30, 2007.

(3)	Includes a warrant to purchase 2,000 shares exercisable at $5.00 per share and 3,000 warrants exercisable at $7.50.

(4)	Includes a warrant to purchase 3,000 shares exercisable at $5.00 per share and 1,000 warrants exercisable at $7.50.

(5)	Includes a warrant to purchase 5,000 shares exercisable at $5.00 per share and 5,000 warrants exercisable at $7.50.

(6)	Includes a warrant to purchase 2,000 shares exercisable at $5.00 per share and 3,000 warrants exercisable at $7.50.

(7)	Includes a warrant to purchase 69,150 shares exercisable at $0.625 per share, a warrant to purchase 800 shares exercisable at $1.20 per share, a warrant to purchase 25,768 shares exercisable at $2.50 per share, a warrant to purchase 5,308 shares exercisable at $3.75 per share and a warrant to purchase 54,216 shares exercisable at $5.00 per share. Also includes 40,000 shares and a warrant to purchase 11,032 shares exercisable at $0.625 per share owned by Bathgate Capital Partners of which Mr. Bathgate is an owner.

(8)	Includes a warrant to purchase 27,967 shares exercisable at $0.625, a warrant to purchase 2,762 shares exercisable at $2.50, a warrant to purchase 34,714 shares exercisable at $5.00, a warrant to purchase 9,136 shares at an exercise price of $7.50, a convertible note that converts into shares at $3.75 or 133,337 shares. Also includes 333,383 shares and warrants to purchase 68,182 shares at an exercise price of $0.625, warrants to purchase 184,200 shares at an exercise price of $2.50, warrants to purchase 33,334 shares at an exercise price of $5.00, warrants to purchase 266,000 shares at an exercise price $7.00, warrants to purchase 45,845 shares at an exercise price of $7.50, 307,000 shares to be issued upon the conversion of debt at a conversion price of $5.00 and 1,020,000 shares from convertible notes that convert at $3.75, of shares and warrants owned by family members, trusts or entities that Mr. Schlessman controls by power of attorneys or ownership of the entity.

(9)	The address for the listed beneficial owners who are directors or executive officers, is c/o Smart Move, Inc., 5990 Greenwood Plaza Blvd, Suite 390, Greenwood Village, CO 80111.

(10)	The address for the listed beneficial owners who are directors or executive officers, is c/o Smart Move, Inc., 5990 Greenwood Plaza Blvd, Suite 390, Greenwood Village, CO 80111.

PROPOSAL A
ELECTION OF TWO DIRECTORS
Our Board of Directors has six members divided into three classes with two directors in each class. The initial term of office of our Class I directors will end at this year’s annual meeting of stockholders, and the initial term of office of our Class II directors and Class III directors will end at the annual meeting of stockholders held in 2008 and 2009, respectively. Each director elected will continue in office until a successor has been elected and qualified. Beginning with this year’s annual meeting and at each annual meeting thereafter, the elected successors to the directors in the class whose term expires at that annual meeting shall be elected for a three year term.
Kent Lund and John Jenkins are currently serving as Class I directors and are the proposed nominees for election as directors to serve for a three year term expiring at the 2010 annual meeting of stockholders. Each of the nominees has consented to serve if elected. If any nominee should be unable to serve or will not serve for any reason, the persons designated on the accompanying form of proxy will vote in accordance with their judgment. The company knows of no reason why the nominees would not be able to serve if elected.
The nominees receiving a majority of votes cast at the meeting will be elected as Class I directors for a term to expire at the 2010 annual meeting of stockholders. Abstentions, withheld votes and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.
INFORMATION REGARDING THE BOARD OF DIRECTORS
A Majority of our Board Members are Independent
Prior to the initial public offering of shares of our common stock in December 2006 (the “IPO”), our Board of Directors undertook a review of director independence. The purpose of this review was to determine whether any relationships or transactions involving the directors, their family members and affiliates were inconsistent with a determination that the director is independent under the independence standards of the American Stock Exchange and the rules and regulations of the Securities and Exchange Commission (“SEC”). Based on that review, the Board of Directors determined that all directors except Chris Sapyta, our President and Chief Executive Officer, and Edward Johnson, our Chief Financial Officer, both employees of the company, qualify as independent. The independent members of our Board of Directors are John Jenkins, Kent Lund, Doug Kelsall and Jack Burkholder. We plan to add another independent director to our Board of Directors and Audit Committee during fiscal 2007.
Biographical Information
The following is biographical information about each of the two nominees and each current director. The respective current terms of all directors expire on the dates set forth below or until their successors are elected and have qualified.

Class I directors whose terms
expire at the 2007 annual
meeting and who are nominees
for terms expiring at the 2010			Director
annual meeting of stockholders	Principal Occupation	Age	Since
John Jenkins	John Jenkins has served as our director since February 2006. Mr. Jenkins served as Chairman and Chief Executive Officer of SAN Holdings, a provider of data storage and management solutions to industry and government, from 2001 to March 2007. From January 1995 through June 2000, Mr. Jenkins was Chief Executive Officer, President and a director of TAVA Technologies, Inc., where he led the build-out of a national systems integration business. From 1990 until he joined TAVA in 1995, he served as president of Morgan Technical Ceramics, Inc., a wholly-owned subsidiary of Morgan Crucible plc, a diversified industrial products company based in England and publicly-traded on the London Stock Exchange. Mr. Jenkins holds a B.S.M.E. (Bachelor of Science in Mechanical Engineering) from the University of Washington (1973) and a J.D. from the University of Denver Law School (1977).	57	2006

Kent Lund	Kent Lund has served as our director since February 2006. Since 2005, he has served as an independent business, legal and securities compliance consultant. Mr. Lund also serves as a Director of SAN Holdings, Inc., a public company. From 2002 to 2005, Mr. Lund served as a Board member and/or Corporate Secretary of four affiliated financial services companies (Kirkpatrick, Pettis, Smith, Polian Inc., a NASD member securities broker dealer, two registered investment advisers and a state chartered trust company). From 2002 to 2005, he served as Executive Vice President and General Counsel of Kirkpatrick, Pettis, Smith, Polian Inc. From 1998 to 2001, he served as Senior Vice President and General Counsel of Fiserv Correspondent Services, Inc., a NYSE member securities broker dealer. From 1985 to 1998, he was an attorney with Amoco Corporation, a major multinational oil, natural gas and petrochemical company. From 1982 to 1985, Mr. Lund was an associate attorney with the Denver, Colorado law firm of Sherman & Howard. From 1980 to 1982, Mr. Lund was a staff law clerk for two United States Court of Appeals Judges. Mr. Lund earned a B.A. degree, magna cum laude, from Midland Lutheran College (1977), a J.D. degree, with honors, from Drake University Law School (1980) and a M.B.A. degree from the University of Colorado (2005). Mr. Lund has accepted a position to serve as Executive Vice President and Chief Compliance Officer of George K. Baum & Company, an investment banking firm, effective May 1, 2007.	51	2006

Class II directors whose terms
expire at the 2008 annual
meeting
Doug Kelsall	Doug Kelsall has served as our director since February 2006. Mr. Kelsall has served as President and Chief Operating Officer of eCollege.com, an online technology and services company providing support to distance learning and other educational programs, since 2003. From 1999 to 2003, he was Executive Vice President and Chief Financial Officer of eCollege.com, and has been a director of that organization since 2001. He leads both the eLearning and Enrollment Services operating divisions of eCollege as well as the product engineering and technology aspects of the business. From 1997 to 1999, he was Chief Financial Officer of TAVA Technologies, Inc. and from 1995 to 1997, he was Chief Financial Officer of Evolving Systems, Inc., a telecommunication software company. Mr. Kelsall holds a B.A. degree from the University of Colorado (1976) and an M.B.A. degree from the University of Denver (1978).	53	2006

Jack Burkholder	Jack Burkholder has served as our director since February 2006. Mr. Burkholder is the principal of several companies engaged in real estate and hotel and resort development. Since 1997, he has served as Managing Director of Golf Lodging, LLC, a hotel and resort development firm; since 2005 as Manager of SeNa Properties, LLC, a luxury, single-family home developer; and since 2003 as Manager of BBLM, LLC, a hospitality and real estate consulting and development company. Since 1984 to present, Mr. Burkholder has provided corporate, financial and real estate advisory services through his consulting firm, Burkholder & Associates. He received a B.A. degree from Cornell University (1968) and an M.B.A. degree from Fordham University (1972).	62	2006

Class III directors whose terms
expire at the 2009 annual
meeting
Chris Sapyta	Chris Sapyta has served as our Chief Executive Officer and as a director since our inception. Mr. Sapyta founded Smart Move in August 2004 and served as its Managing Member. In 1996, he founded MicroStar Keg Management L.L.C., a keg asset management and logistics company that with its overseas affiliates had over 5 million keg assets under its management. From 1996 to 2004, he served as President of MicroStar. From 2001 to 2004, Mr. Sapyta served as Senior Vice President of New Markets at TrenStar, Inc., MicroStar’s parent entity. Mr. Sapyta received his B.A. degree in accounting from St. Mary’s University (1982).	46	2004

Class III directors whose terms
expire at the 2009 annual
meeting
L. Edward Johnson	L. Edward Johnson served as a manager of Smart Move, since August 2004 and has served as our Senior Vice President of Corporate Finance and as our director since November 2005. Mr. Johnson has been providing financial guidance and tax planning for various private companies since 1977. From 1989 to 2000, Mr. Johnson served as Tax Manager with Leede Company, a private company located in Denver, Colorado, as its Vice President of Finance and Tax Manager. The Leede Company is engaged primarily in oil and gas, real estate and franchise operations. From 1974 until 1989 and again from 2000 to 2005, he maintained his own accounting and finance practice for select private companies and high net worth individuals. As part of this practice, he provided accounting and financial consulting services to both MicroStar Keg Management, L.L.C. and Smart Move. Mr. Johnson received his B.B.A. degree from Texas Tech University (1974).	54	2004
Committees of the Board
Our Board of Directors has three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Governance Committee, each composed entirely of persons the board has determined to be independent. Each committee operates pursuant to a written charter adopted by our Board of Directors which sets forth the committee’s role and responsibilities and provides for an annual evaluation of its performance. The written charter of the Audit Committee is attached to this proxy statement as Appendix A and the charters of all three standing committees are available on our corporate website at www.gosmartmove.com, and will be provided to any stockholder without charge upon the stockholder’s written request to our corporate secretary.
Audit Committee
The Audit Committee assists the Board of Directors in the oversight of the audit of our financial statements and the quality and integrity of our accounting, auditing and financial reporting processes. The Audit Committee has direct responsibility for the selection and engagement of our independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements.
In accordance with its charter, the Audit Committee acts to oversee the integrity of our financial statements, system of internal controls, risk management and compliance with legal and regulatory requirements, and to provide an open avenue of communication among the company’s independent registered public accounting firm engaged to prepare an audit report, accountants, internal audit and financial management. The committee’s responsibilities include review of the qualifications, independence and performance of the independent auditors who report directly to the Audit Committee. The committee retains, determines the compensation of, evaluates, and when appropriate replaces the company’s independent auditors and pre-approves audit and permitted non-audit services.

The Audit Committee is required to establish procedures to handle complaints received regarding the company’s accounting, internal controls or auditing matters. It is also required to ensure the confidentiality of employees where information or concerns have been expressed by an employee regarding questionable accounting or auditing practices. The Audit Committee may retain independent advisors at the company’s expense that it considers necessary for the completion of its duties.
The members of the Audit Committee are Doug Kelsall (Chair), Kent Lund and Jack Burkholder, all independent directors. The Audit Committee did not commence its activities until our IPO in December 2006 and held no meetings during 2006. After reviewing all of the relevant facts, circumstances and requirements, our Board of Directors has determined that all members of the Audit Committee have the required financial literacy to serve on the Audit Committee and that Doug Kelsall, Chair of our Audit Committee, is the “audit committee financial expert” as defined under Item 401(e) of the SEC’s Regulation S-B
During 2006, Kent Lund, a member of our Audit Committee, also served as a member of the audit committee of SAN Holdings, Inc., a public company. No other member of our Audit Committee served on any other audit committee of another publicly held company in 2006.
Compensation Committee
The Compensation Committee evaluates the performance of our senior executives, considers the design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity compensation plans. In addition, the Committee oversees our executive compensation policies and programs and reviews and approves corporate goals and objectives relevant to the compensation of our executive officers to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
Our Compensation Committee is comprised of John Jenkins (Chair), Kent Lund and Doug Kelsall, all independent directors. The Compensation Committee did not commence its activities until our IPO in December 2006 and held only one meeting during 2006 which was attended by all three members. Our Board of Directors has also determined that each member of the Compensation Committee qualifies as a “Non-Employee Director” under SEC Rule 16(b)-3 and as an “Outside Director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Nominating and Governance Committee
The responsibilities of the Nominating and Governance Committee include developing and recommending corporate governance guidelines to the board and periodically reviewing the adequacy of such guidelines and recommending appropriate changes to the board. In accordance with its charter, the Nominating and Governance Committee administers and oversees all aspects of the company’s corporate governance functions on behalf of the Board of Directors and reports to the Board of Directors regarding the performance and effectiveness of the standing committees of the Board of Directors.

The Nominating and Governance Committee identifies candidates for future board membership and proposes criteria to determine the qualifications to serve and continue to serve as a director. In fulfilling these responsibilities, the Nominating and Governance Committee identifies and reviews the qualifications of, and recommends to the board, (i) individuals to be nominated by the board for election to the board by shareholders at each annual meeting of shareholders, (ii) individuals to be nominated and elected to fill any vacancy on the board which occurs for any reason (including increasing the size of the board) and (iii) appointments to committees of the board. The committee also reviews the nomination by security holders of the company of qualified candidates for election to the board if such nominations are within the time limits and meet other requirements established by our bylaws.
Jack Burkholder (Chair), Kent Lund and John Jenkins, all independent directors, are the members of the Nominating and Governance Committee.
The Nominating and Governance Committee did not commence its activities until our IPO in December 2006 and held no meetings in 2006.
Board and Committee Meeting Attendance
The predecessor entity of Smart Move, Inc., a Delaware corporation, was a limited liability company, A Smart Move, L.L.C., which merged with and into the company in December 2006. The Board of Directors of Smart Move, Inc. held no meetings in fiscal 2006. The Board has requested that each member of the board attend all board and shareholder meetings and the meetings of all committees on which a member serves absent extenuating circumstances.
Compensation of Directors
Our Board recently adopted the following compensation policy for our non-management directors:
Directors who are also employees of Smart Move do not receive compensation for their services as directors. Directors who are not employees of Smart Move receive an annual cash retainer of $15,000 per year paid in a lump sum at the beginning of each year and an annual grant of restricted shares of our common stock having a fair market value of $10,000 at the beginning of each year, determined for such purpose as the average closing price of a share of the company’s common stock for each day during the month of December preceding the grant date.
The Chair of each of our standing committees receives an additional annual cash fee of $5,000 payable in a lump sum at the beginning of each year. All directors will be reimbursed for their reasonable out of pocket expenses associated with attending meetings. For domestic travel, only coach airfare will be reimbursed; for international travel we will reimburse for business class.
In fiscal 2006, none of our existing directors were compensated for their Board service, but non-employee directors are to be compensated as follows in 2007.

	Fees earned or	Stock awards	Total
Name	paid in cash ($)	($)*	($)
Kent Lund	$15,000	$10,000	$25,000
John Jenkins	$20,000	$10,000	$30,000
Doug Kelsall	$20,000	$10,000	$30,000
Jack Burkholder	$20,000	$10,000	$30,000
* With, respect to 2007, 2,169 shares were awarded to directors based on a fair market value determined to be $4.61 per share, based on the average closing price of a share of the company’s common stock during the period from and including December 20 through and including December 29, 2006, (being the period of time in fiscal 2006 during which the company’s common stock first traded as a separate security).
CORPORATE GOVERNANCE
Our Board of Directors has adopted a number of policies to support our values and provide for good corporate governance, including a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Act that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics codifies the business and ethical principles that govern our business and is designed to promote honest and ethical conduct and compliance with applicable governmental laws, rules and regulations. A copy of the Code is available on our corporate website at www.gosmartmove.com.
If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Ethics that applies to the company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer or other senior executives performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website at www.gosmartmove.com.
CEO as Chairman of the Board
Chris Sapyta, our President and Chief Executive Officer, also presides at all meetings of the Board of Directors and performs any duties of Chairman of the Board of Directors that may be assigned to him in that capacity by the Board of Directors or that are prescribed by the company’s bylaws.
Presiding Director for Executive Sessions
Any one of the independent members of the Board of Directors may be designated by the independent members collectively to chair board meetings during any sessions conducted as executive sessions without employee members of management being present.

How to Contact the Board of Directors
Any shareholder may contact the Board of Directors in care of Smart Move, Inc., 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111, Attention: Corporate Secretary. Individual members of the Board of Directors may be contacted in the same manner by writing to the individual director at the above address. The non-employee directors may be contacted as a group by writing to Smart Move, Inc., 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111, Attention: Chair, Audit Committee. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should also be directed to the attention of the Chair, Audit Committee. The company’s staff will promptly segregate any communications received for the attention of the Board of Directors, any individual member of the Board of Directors or directed to the attention of the chair of the Audit Committee or any other standing committee of the Board of Directors to ensure timely delivery to the addressee.
Executive Sessions
We anticipate that executive sessions limited to non-employee, independent directors will be held during each regularly scheduled board meeting held during 2007. Please see “How to Contact the Board of Directors” for information as to how to contact the Chair, Audit Committee or any member of the board.
At each regularly scheduled meeting of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, an executive session will be held with only the committee members in attendance, without any members of the company’s management present, to discuss whatever topics they may deem appropriate.
Director Nomination Process
John Jenkins and Kent Lund, current directors who are the nominees for election as directors at this year’s annual meeting, were recommended to the board as nominees by the board’s Nominating and Governance Committee, which is responsible for overseeing the process of nominating individuals to stand for election as directors.
The Nominating and Governance Committee manages the overall process of selecting candidates to serve as directors, including the identification of director candidates who meet certain criteria set from time to time by the committee. The committee’s written charter requires that these criteria reflect at a minimum any requirements of applicable law and American Stock Exchange listing standards, a candidate’s strength of character, judgment and business experience, as well as factors relating to the current composition and structure of the board such as specific areas of expertise. The committee has no formal process for evaluating proposed nominees, but generally the biographical summaries or resumes of potential candidates are reviewed by the committee, in consultation with the President and Chief Executive Officer. In the course of this review, some candidates may be eliminated from further consideration because of conflicts of interest, unavailability to attend board or committee meetings or other reasons. The committee then decides which of the remaining candidates most closely match the committee’s criteria for the director position to be filled and are therefore deserving of further consideration.

The committee discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, and conducts interviews and decides whether to recommend one or more candidates to the board for nomination. The board discusses the committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those candidates selected as nominees are named in the proxy statement for election by the shareholders at the annual meeting of shareholders (or, if between annual meetings, in the case of a need to fill a vacancy, including a vacancy that results from an increase in the number of directors, the nominees may be elected by the Board of Directors).
The Board of Directors unanimously recommends a vote FOR the election of Mr. Lund and Mr. Jenkins as Class I directors.

PROPOSAL B
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Anton Collins Mitchell LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2006 and to perform other permissible, pre-approved services. The committee has adopted a policy which sets out procedures that the committee must follow when retaining the independent auditor to perform audit, review and attest engagements and any engagements for permitted non-audit services. This policy is set out in Charter of the Audit Committee attached as an Appendix A to this proxy statement and will be reviewed by the Audit Committee periodically, but no less frequently than annually, for purposes of assuring continuing compliance with applicable law.
The firm of Anton Collins Mitchell LLP has served as the independent auditors of the company and its predecessor entity, A Smart Move, L.L.C., since fiscal 2005. Although not required to submit this selection to the stockholders for approval, the board believes it is desirable that an expression of stockholder opinion be solicited and presents this selection to the stockholders for ratification.
Anton Collins Mitchell LLP representatives are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Independent Auditors’ Fee
The aggregate fees and related reimbursable expenses for professional services provided by Anton Collins Mitchell LLP for the fiscal years ended December 31, 2006 and 2005 are:

Fees for Services	2006	2005
Audit Fees*	$300,607	$332,273
Audit-Related Fees Tax Fees	—	—
All Other Fees	—	—

Total Fees	$300,607	$332,273
*Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees also include fees and expenses related to SEC filings, comfort letters, consents and comment letters.
The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Anton Collins Mitchell LLP as the company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT
With regard to the fiscal year ended December 31, 2006, the Audit Committee (i) reviewed and discussed with management our audited financial statements as of December 31, 2006 and for the year then ended; (ii) discussed with Anton Collins Mitchell LLP, the independent auditors, the matters required by the Statement on Auditing Standards No, 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T; (iii) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T; and (iv) discussed with Anton Collins Mitchell LLP their independence.
Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.
The Audit Committee:
Doug Kelsall (Chair)
Kent Lund
Jack Burkholder
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis as set forth below with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
The Compensation Committee:
John Jenkins (Chair)
Kent Lund and Doug Kelsall
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis explains the manner in which the Compensation Committee determines the compensation of our executive officers, describes the objectives and principles underlying our executive compensation programs and outlines the material elements of the compensation of our executive officers. In addition, this Compensation Discussion and Analysis is intended to put into perspective the tables and related narratives which follow it regarding the compensation of our executive officers.

Tools and Resources Used in Setting Executive Compensation
In setting compensation for our executive officers, the Compensation Committee of our Board receives information on the historical compensation of each executive officer, information on accumulated equity and other awards held by each executive officer, reports relating to actual or proposed equity awards, information regarding compensation at other companies or groups of companies, reports and calculations on levels of achievement against financial and operating targets relevant to employment contracts or our incentive compensation programs, and other information necessary to allow the committee to make reasoned and fully-informed determinations as to the compensation of our executive officers. The committee also receives advice from time to time from our outside legal counsel.
Individual Pay Analysis
The committee considers each executive officer’s historical compensation by reviewing the cash and equity-based compensation paid to each executive officer in each year since the officer started work with us, as well as the total cash compensation paid during that period and the accumulated value of all cash and equity-based compensation awarded. The committee also conducts discussions with our Chief Executive Officer regarding the performance of our other executive officers and meets in executive sessions to discuss the performance of the Chief Executive Officer. Those discussions, together with the committee’s review of each executive officer’s historical compensation and accumulated long-term incentive pay, allow the committee to make compensation decisions in light of each executive officer’s individual achievement and other circumstances.
Benchmarking and Survey Analysis
To supplement its review of each executive officer’s performance and historical compensation, the committee refers to market data on executive compensation. We obtain compensation-related market data from a number of sources, and take into account adjustments necessary to account for differences in company size in assessing competitive market practices with regard to executive compensation. The committee refers to these information sources to the extent it deems appropriate, together with historical compensation levels, individual performance and other factors, in setting individual compensation levels
Compensation Philosophy and Objectives
Our philosophy with regard to the compensation of our employees, including our executive officers, is to reinforce the importance of performance and accountability—both at the individual and at the corporate level. We strive to provide our employees with meaningful rewards, while maintaining alignment with shareholder interests, corporate values, and important management initiatives. In setting and overseeing the compensation of our executive officers, the committee believes our compensation philosophy is best effectuated by designing compensation programs and policies to achieve the following specific objectives:
•	Attracting, motivating, and retaining highly capable and knowledgeable executives who are vital to our short- and long- term success, profitability, and growth;

•	Aligning the interests of our executives and shareholders by rewarding executives for the achievement of strategic, financial performance and other goals that we believe will enhance shareholder value;

•	Differentiating executive rewards based on actual individual performance.
Components of Compensation
The elements of our executive compensation are base salary, annual incentives, long-term incentives, and certain benefits and perquisites. The committee seeks to allocate compensation for each executive officer in a way that is consistent with market practice, determined as described above. It also attempts to tie a substantial portion of overall compensation to our financial performance and stock price appreciation. The committee believes that it can accomplish this by including in each executive officer’s compensation package incentive-based cash bonuses tied to individual performance and our financial and operational performance, as well as equity-based compensation in the form of stock options or other types of awards, where the reward to the executive is based on appreciation in the price of our common stock.
Base Salaries
We pay a base salary to compensate our executive officers for services rendered during the year and have written employment agreements with our Chief Executive Officer and Chief Financial Officer entered into in November 2006. The agreements, as applicable during fiscal 2006, provided for minimum base salaries of $188,000 and $175,000, respectively, subject to periodic review. Base salaries may be adjusted from time to time, generally during the first quarter of each year, generally with effect as of January 1 of each year. For fiscal 2007, upon the Compensation Committee’s recommendation, executive salaries were adjusted by the Board of Directors on April 26, 2007 to be $196,000 in the case of the Chief Executive Officer and $182,400 in the case of the Chief Financial Officer with the adjustments to be effective from February 15, 2007. The committee determines base salaries and periodic increases by reference to competitive market practice, factoring in the varying levels of responsibility, performance, prior experience and breadth of knowledge of our executive officers, as well as internal equity issues. In general, the committee believes that weighting incentive compensation more heavily is more important to achieving our overall compensation objectives than targeting any particular level of base salary.
Annual Performance Based Incentive Bonus Criteria
The committee sets targeted performance levels for a number of financial or operating measures that may include both company performance factors and individual performance factors based on the individual employee’s performance rating for the year. The committee evaluates the Chief Executive Officer’s performance and approves the individual performance factors for each executive officer based on performance standards set for each executive near the beginning of each fiscal year.

Our employment agreements with our Chief Executive Officer and Chief Financial Officer currently provide for annual cash bonuses to be earnable up to the greater of 50% of base salary or $125,000, in the case of the Chief Executive Officer, and up to the greater of 50% of base salary or $110,000 in the case of the Chief Financial Officer. During fiscal 2006, eligibility of our executives to receive these bonuses was determined based on performance targets that included a combination of stock price level and a targeted level of booked moves. With respect to fiscal 2007, however, the committee recommended that hurdles of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) be substituted for stock price targets. Our Compensation Committee chose EBITDA as a criterion for performance based compensation because it views EBITDA to be a fundamental and widely accepted measure of profitability in the asset management and moving services industrial sectors.
Based on the committee’s recommendation and discussions with our Chief Executive Officer and Chief Financial Officer, the previous arrangements have been revised to substitute EBITDA hurdles for stock price targets as a criterion for bonus eligibility. The performance criteria applicable during 2007 will consist of two components, an EBITDA target threshold to be measured both semi-annually and annually, and an annual target for “number of moves.” The eligible EBITDA-based component allocable to each half year during fiscal 2007 will be 40% of the maximum annual bonus amount ($50,000 for our Chief Executive Officer and $44, 000 for our Chief Financial Officer). These maximum half year bonus allocations will be earnable in increments of 10%, 20%, 30% or 40% based on the level of attainment relative to separately stated EBITDA hurdles for each six month interval. The EBITDA hurdles will range from a threshold of 90% of the budgeted amount to 100%, 110% and 120% of the budgeted levels. The full year EBITDA results will then be measured against an annual EBITDA hurdle to determine an additional potential bonus component. The full year EBITDA target is designed to allow for make-up of shortfall during either six month measurement period by providing for higher 50% and 70% increments of the maximum annual bonus to be earnable if 110% or 120% of the full year EBITDA hurdles are reached.
The company’s performance relative to a budgeted number of moves for the year will be measured annually. This “number of moves” component will be allocated up to 60% of the maximum annual bonus target, or $75,000 for the Chief Executive Officer and $66,000 for the Chief Financial Officer. Eligibility to receive incremental allocations of between 25%, 40%, 55% or 60% of these maximum annual amounts will be determined based upon attainment on a full year basis of at least an 80% threshold or 100%, 110% and 120% of the targeted annual level of moves. This annual bonus component based on number of moves will be earnable only if the company also achieves at least a break even level of EBITDA for the full year. If the level of EBITDA determined on both a semi-annual and full year basis, together with full year moves achieved would result in a calculated bonus amount in excess of the maximum annual bonus, the total earnable bonus amount will be limited to the annual maximum of $125,000 for the CEO and $110,000 for the CFO.
Long-Term Incentives
When granting long-term incentives, the committee considers each executive officer’s level of responsibility, prior experience, historical compensation arrangements and award data, and individual performance, as well as compensation practices at peer companies and other relevant data.

We have implemented a 2006 Equity Incentive Plan (“Plan”) which was approved by our shareholders in February 2006 prior to our initial public offering, but which did not become effective until our IPO in December 2006. We are authorized to issue up to 1,400,000 shares of common stock under the Plan pursuant to options, rights and stock awards. The Plan is administered by the Board of Directors and the committee acting on its behalf. The exercise price of options granted under the Plan is determined by the Board of Directors at an amount no less than the estimated fair value of our common stock at the date of grant. The exercise prices of our options granted prior to our IPO were set by the Board of Directors based upon contemporaneous equity transactions at or near the time options were granted. Our Board of Directors determines the term of each option, the number of shares for which each option is granted and the rate at which each option is exercisable. Options are granted with terms not to exceed ten years. On December 29, 2006, we granted 432,000 stock options to our employees at an exercise price of $4.73, the closing price of our common stock on December 29, 2006. In addition, we previously had granted 342,000 options to our CEO and CFO in November 2006 under the terms of their employment agreements prior to the effectiveness of the Plan. These options vest subject to performance conditions based upon moves booked for the 12 month periods ending September 30, 2007, 2008 and 2009. One third of the options are exercisable at $5.00, one third at $6.00 and the balance at $7.00. On January 3, 2007, we granted 8,676 shares of restricted stock to our outside directors in accordance with the terms of Smart Move, Inc.’s compensation plan for non-employee directors.
To date, our long-term incentives have primarily been in the form of stock option grants. We believe stock options are an effective tool for motivating our employees because the employees only realize value if the market price of our common stock appreciates We believe this aligns the economic interests of our employees, including our executive officers, with those of our shareholders, given that options do not present financial reward if our stock price does not increase. We also believe that the terms of prior option grants pre-dating the Plan and those grants the committee has approved since the Plan became effective balance the interests of compensating our employees for building shareholder value, while limiting the dilution our equity compensation programs impose on our outside shareholders. The committee believes that the potential dilution posed by awards outstanding under the 2006 Stock Incentive Plan is less than the average dilution from plans at companies similar to ours. All options we grant under the Plan in the future will have an exercise price equal to the closing market price on the date of the grant.
The committee believes that our employees, including our executive officers, performed exceptionally in 2006 to successfully complete our initial public offering.
Benefits and Perquisites
We provide our executive officers with access to the same benefits we provide all of our full-time employees. We also provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our compensation objectives, and with additional benefit programs that are not available to all employees throughout our company as identified in notes to the Summary Compensation Table below.
Code Section 162 (m)
The committee will attempt to structure the compensation of our executive officers such that compensation paid will be tax deductible to us. The deductibility of some types of compensation payments, however, can depend upon interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control. In addition, the committee’s primary objective in designing executive compensation programs is to support and encourage the achievement of our company’s strategic goals and to enhance long-term shareholder value. For these and other reasons, the committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Section 162(m).

Code Section 409A
Section 409A of the U.S. tax code generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Although complete guidance regarding Section 409A has not been issued, the committee takes Section 409A into account in determining the form and timing of compensation paid to our executive officers. We believe we operate, administer and set the terms of our compensation arrangements in accordance with a reasonable good faith interpretation of Section 409A and the rules thereunder.
Accounting Rules
Various rules under generally accepted accounting practices determine the manner in which we account for equity-based compensation in our financial statements. The committee may consider the accounting treatment under SFAS 123(R) of alternative grant proposals when determining the form and timing of equity compensation grants to our executive officers. The accounting treatment of such grants, however, is not generally determinative of the type, timing, or amount of any particular grant of equity-based compensation the committee determines to make.
Summary Compensation Table
The following summary compensation table sets forth the overall compensation earned over each of the past two fiscal years ending December 31, 2006 by (1) each person who served as the principal executive officer of Smart Move, Inc. during fiscal year 2006; (2) Smart Move’s two most highly compensated executive officers as of December 31, 2006 with compensation during fiscal year 2006 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been included in section (2) above but for the fact that they were not serving as an executive of Smart Move as of December 31, 2006.

							Salary Compensation
									Nonqualified
								Non-Equity	Deferred	All Other
						Stock	Options	Incentive Plan	Compensation	Compensation
Name and	Fiscal	Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)		($)		($)	($)(1)	($)	($)	($)(2)(3)	($)

Chris Sapyta	2006	$188,000	(5)	75,000	(4)	1,400,000	$26,900	—	—	—	$1,689,900
Chief Executive Officer	2005	$188,000		—		—	$151,980	—	—	—	$339,980
Edward Johnson	2006	$175,000	(5)	50,000	(4)	1,000,000	$26,900	—	—	—	$1,251,900
Chief Financial Officer	2005	$49,995		—		—	$74,980	—	—	—	$124,975

(1)	Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description of FAS 123R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. During 2005, the company followed the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense was not recognized if the exercise price of stock options was equal to the market price of the underlying stock on the date of grant. In all cases, the exercise price of our stock options equaled the market price of our stock on the date of grant. Accordingly, no compensation expense was recognized in our financial statements during 2005.
(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Includes compensation for service as a director described under Director Compensation on page 12 of this Proxy Statement.

(4)	Bonuses for 2006 were paid pursuant to the employment agreements. Although we do not have a separate non-equity incentive plan for executives at present, any bonuses under employment contracts for 2007 will be based on the performance criteria established by the Compensation Committee which stipulate certain hurdles of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and number of moves.

(5)	The Compensation Committee recommended to the Board of Directors that, with effect from February 15, 2007, the salaries of Chris Sapyta, CEO, and Edward Johnson be increased to $196,000 in the case of Mr. Sapyta and $182,400 in the case of Mr. Johnson and these recommendations were adopted on April 26, 2007, subject to annual review commencing January 1, 2008.
GRANTS OF PLAN-BASED AWARDS IN 2006

						All Other
						Option		Exercise
						Awards:		or Base
						Number of		Price of		Grant
		Date of	Estimated Possible Payouts Under			Securities		Option		Date Fair
	Grant	Board	Non-Equity Incentive Plan Awards(1)			Underlying		Awards		Value of
Name	Date	Action	Threshold	Target	Maximum	Options		($/sh)		Award (3)
Chris Sapyta	11/15/06	11/15/06	(1)	(1)	(1)	192,000	(1)	$5.00 to $7.00(1)		$336,000
	12/29/06	12/28/06				13,500	(2)	$4.73	(2)	$26,325
Edward Johnson	11/15/06	11/15/06	(1)	(1)	(1)	150,000	(1)	$5.00 to $7.00	(1)	$262,500
	12/29/06	12/28/06				13,500	(2)	$4.73	(2)	$26,325

(1)	Bonuses as described in the summary compensation table for 2006 were paid and options to purchase shares of our common stock were granted November 15, 2006 before our 2006 Equity Incentive Plan became effective pursuant to the employment agreements with each of our Chief Executive Officer and Chief Financial Officer. These options cover 192,000 shares issuable to Mr. Sapyta and 150,000 shares issuable to Mr. Johnson and have exercise prices from $5.00 to $7.00. They vest ratably in equal increments on September 30, 2007, 2008 and 2009, subject to their continued employment on those dates and our attainment of specified levels of moves in each year. Although we do not have a non-equity incentive plan for executives at present, any bonuses under employment contracts for 2007 will be determined by the Compensation Committee based on performance against company and individual performance factors.

(2)	Options to purchase common stock exercisable at $4.73 granted December 29, 2006 under our 2006 Equity Incentive Plan, vested as to 25% on date of grant and as to the remaining 75% of the Shares covered by the options vests in equal quarterly increments over the next following 12 calendar quarters as of the end of each quarter commencing March 30, 2007.

(3)	See Notes to our financial statements for the year ended December 31, 2006 for descriptions of the methodologies and assumptions we use to value option awards pursuant to FAS l23R.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised			Value
	Options (#)	Options (#)	Option Exercise Price		realized on
Name	Exercisable	Unexercisable	($)	Option Expiration Date	exercise (3)
Chris Sapyta		192,000 (1)	$5.00, $6,00 and $7.00 (1)	November 15, 2016 (1)	$—
	3,375	10,125 (2)	$4.73	December 29, 2016 (2)	$—
Edward Johnson		150,000 (1)	$5.00, $6,00 and $7.00 (1)	November 15, 2016 (1)	$—
	3,375	10,125 (2)	$4.73	December 29, 2016 (2)	$—
(1) Options granted pursuant to November 15, 2006 amendments to employment contracts, covering 192,000 shares issuable to Mr. Sapyta and 150,000 shares issuable to Mr. Johnson and have exercise prices from $5.00 to $7.00. They vest ratably in equal increments on September 30, 2007, 2008 and 2009, subject to their continued employment on those dates, provided Smart Move achieves targeted moves of 9,000, 12,000 and 15,000 moves as of the annual period ending on each date.
(2) Options to purchase 13,500 shares of common stock at an exercise price of $4.73 per share were granted on December 29, 2006. These options were vested and exercisable as to 25% of the covered shares on the grant date and vest ratably over the next 12 quarters
(3) The realizable value upon exercise will be the difference between (a) the market price at the time of exercise and (b) the exercise price applicable to the option grant.

OPTION EXERCISES IN 2006
None of the outstanding options granted during fiscal 2006 to our executive officers were exercised in fiscal 2006. In July of 2006, however, certain options previously granted to our CEO and CFO by A Smart Move, L.L.C. which became fully vested as of December 31, 2005 and that were exercisable into 162,000 shares of our common stock were exercised on a cashless basis at a strike price of $4.50 per share. Pursuant to the determination of our Board of Directors, the subject options, upon the cashless exercise were converted into 98,777 and 21,556 shares respectively issued to our CEO and CFO. In addition, options to purchase 40,000 shares held by our CFO were exercised by cash purchase generating cash proceeds to the Company totaling $25,000.
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
We have entered into written employment agreements with Chris Sapyta, our President and Chief Executive Officer, and Edward Johnson, our Chief Financial Officer. The employment agreements were entered into with our predecessor entity A Smart Move, LLC and became applicable to Smart Move, Inc. upon the merger on December 6, 2006.
Mr. Sapyta’s employment agreement provides that if employment under the agreement is terminated by Smart Move without cause, we will pay a lump sum payment equal to one full year of Mr. Sapyta’s base salary. We would continue to provide employee benefits and perquisites which the executive was receiving at termination for two years. In addition, upon a change of control, all options that have not yet vested and become exercisable will be deemed to have vested and to have become exercisable as of the time immediately preceding the change of control.
Mr. Johnson’s employment agreement provides that if employment under the agreement is terminated by the Smart Move without cause, we will pay a lump sum payment equal to one full year of the executive’s base salary. We would continue to provide employee benefits and perquisites which the executive was receiving at termination for two years. In addition, upon a change of control, all options that have not yet vested and become exercisable will be deemed to have vested and to have become exercisable as of the time immediately preceding the change of control.
Option grant agreements under the 2006 Equity Incentive Plan provide that vesting ceases upon voluntary termination by the company or employee and that vested options must be exercised within 90 days following termination, The grant agreements provide for acceleration of vesting, as to options that would have vested within one year where an optionholder’s employment with us terminates as a result of the death or disability and permit vested options to remain exercisable until the earlier of the second anniversary of the date of termination of employment or the original expiration date of the option.
The rationale for inclusion of change in control provisions in our agreements with our Chief Executive Officer and our Chief Financial Officer is that change in control or potential change in control transactions often result in the named executive officers not acting in the best interests of the employer company as a result of the distraction of the impact of such a transaction upon their personal situation. With change in control provisions such as those contained in our employment agreements with executives, a reasonable level of security is provided for in the event of a possible termination without cause or demotion and the interests of executives are further aligned with stockholders by accelerating the vesting of any unvested equity.

The table below summarizes the payments upon termination or a change in control.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Before Change in	After Change in
		Control	Control
		Termination	Termination
		w/o Cause or for	w/o Cause or		Voluntary
Name	Benefit	Good Reason	for Good Reason		Termination

Chris Sapyta	Salary	—	$188,000		None
	Options(1)	—	$—	(2)	None
	Insurance and other benefits	—	$36,000		None
Edward Johnson	Salary	—	$175,000		None
	Options(1)	—	$—	(2)	None
	Insurance and other benefits	—	$36,000		None
(1) Options granted pursuant to November 15, 2006 amendments to employment contracts, covering 192,000 shares issuable to Mr. Sapyta and 150,000 shares issuable to Mr. Johnson which have exercise prices from $5.00 to $7.00. If the CEO or CFO is terminated without cause, all unvested options become vested upon termination.
(2) The value of the termination benefit would be based upon the difference between the closing price of our common stock on the last day of the relevant fiscal year and the applicable exercise price.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Relationship with Bathgate Capital Partners
During 2004 A Smart Move, L.L.C., the company’s predecessor entity (merged into and with the company immediately prior to the IPO), raised equity and capital through a private placement and debt offerings through Bathgate Capital Partners, LLC (“Bathgate”). Steven M. Bathgate served as the Senior Managing Director of Corporate Finance and Chairman of the Commitment Committee for Bathgate and was (until his resignation effective December 8, 2005) a manager of A Smart Move, L.L.C., the company’s predecessor entity, and served on the board of Smart Move. In September 2004, A Smart Move, L.L.C. entered into a consulting agreement with

Bathgate for financial advisory services until December 31, 2006 which required an option to purchase 120,000 shares of membership interest with demand registration rights at an exercise price of $0.625 per share be granted. The demand registration rights were waived in November of 2005. Fees paid to Bathgate Capital Partners in 2004 for the equity offering and debt offering were $152,766 and $111,500, respectively. During 2005 A Smart Move, L.L.C. paid fees to Bathgate for the equity offering and debt offering $319,928 and $150,000, respectively. A Smart Move, L.L.C. paid to Bathgate $30,000 for negotiating bank financing in April of 2005. Through July 31, 2006 A Smart Move, L.L.C. paid to Bathgate for the January 2006 and July 2006 debt offering $155,113 and $325,000, respectively. In September of 2006 A Smart Move, L.L.C. paid to Bathgate $33,030 and $63,736 in connection with debt conversion and the September equity offering, respectively. Bathgate Capital Partners L.L.C. was one of four underwriters of our initial public offering in December 2006 and was paid $10,000 in underwriting fees.
Based on its services as placement agent in the financings described above, Bathgate also received equity compensation in the form of warrants as described below.

Private Placement	Number of Warrants	Exercise Price
2004 Equity Offering	178,876	$0.625
2004 Consulting Agreement	120,000	$0.625
2004 Debt Offering	180,000	$0.625
2005 Equity Offering	134,614	$2.50
	67,308	$5.00
2005 Debt Offering	120,000	$2.50
	60,000	$5.00
2006 Debt Offering	41,226	$3.75
	10,308	$5.00
July 2006 Secured Debt Offering	None
September 2006 Equity Offerings	None
September 2004 Debt Conversion	None
OTHER BUSINESS
The board and management do not know of any other matters to be presented at the annual meeting. If other matters do properly come before the annual meeting, it is intended that the persons named in the accompanying proxy vote the proxy in accordance with their best judgment on such matters.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2008 ANNUAL MEETING
Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules.
Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2008 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules, must also be received by us no later than January 2, 2008, unless the date of our 2008 annual meeting is changed by more than 30 days from June 12, 2008, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Smart Move, Inc., 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111, Attention: Corporate Secretary.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals.
A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2008 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Our bylaws separately require that the proposal or recommendation for nomination must be received by our Corporate Secretary at the above address no later than January 2, 2008, or, if the date of the 2008 annual meeting is changed by more than 30 days from June 12, 2008, not later than the later of the close of business on the 30th day prior to the 2008 annual meeting or the tenth day following the day on which notice of the date of the 2008 annual meeting was mailed if less than 40 days notice of the date of the meeting was given.
AVAILABILITY OF SEC FILINGS, CODES OF ETHICS AND COMMITTEE CHARTERS
Copies of our Annual Report on Form 10-KSB, Forms 10-QSB and 8-KSB and all amendments to those reports filed with the SEC, the company’s Code of Ethics, the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through the company’s website at www.gosmartmove.com without charge, or may be requested (exclusive of exhibits), at no cost by mail to the Corporate Secretary, Smart Move, Inc., 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and holders of greater than 10% of either class of our outstanding common stock to file initial reports of their ownership of our equity securities and reports of changes in ownership with the SEC. Based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, we believe that all Section 16(a) filing requirements were complied with on a timely basis in 2006.
MISCELLANEOUS
The Annual Report on Form 10-KSB for fiscal year 2006, including financial statements, as filed with the SEC is being mailed along with this proxy statement; however, it is not intended that the Annual Report be a part of the proxy statement or a solicitation of proxies.
Stockholders of record are respectfully urged to complete, sign, date and return the accompanying form of proxy in the enclosed envelope. We appreciate your prompt response.

By order of the Board of Directors

Chris Sapyta
President, Chief Executive Officer, and Director
April 30, 2007

APPENDIX A
SMART MOVE, INC.
AUDIT COMMITTEE CHARTER
As adopted by the Audit Committee and Board of Directors
on February 9, 2006
I. RESPONSIBILITY
The Smart Move, Inc. (“Smart Move”) Audit Committee (“Committee”) was established to assist the Board of Directors (the “Board”) in carrying out its oversight compliance with laws responsibilities that relate to Smart Move’s accounting and financial reporting processes, audits of Smart Move’s financial statements, internal controls, and regulations and ethics. This policy reaffirms that the Committee’s duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics standards rests with Smart Move’s executive management and that Smart Move’s external auditors are responsible for auditing Smart Move’s financial statements. The foregoing notwithstanding, the Committee, in its capacity as the audit committee of the Board, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by Smart Move (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to Smart Move’s financial statements or any professional certification as to the external auditor’s work.
The Committee has the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of Smart Move shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of Smart Move, and/or others whose views would be considered helpful to the Committee.
The Committee’s prior approval is required for all auditing services and non-audit services. However, in the event the aggregate amount of non-audit services constitutes 5% or less of the total revenues paid by Smart Move to its external auditor during the fiscal year in which non-audit services are provided, if Smart Move did not recognize that these services were non-audit services at the time of the engagement and the Committee is promptly notified of this fact by Smart Move, if the Committee (or one or more members of the Committee who are also members of the board to whom approval authority has been delegated by the Committee) approves such non-audit services prior to their completion, the requirement for Committee pre-approval may be waived. The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

A.	Financial Reporting
Committee procedures shall include:
1. Selection of Independent Public Accountants
The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant’s review of the financial statements and controls of Smart Move. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with Smart Move to determine the accountants’ independence. The Committee shall review senior management’s recommendation on the annual selection of the external auditors. The Committee shall submit its recommended appointment (or reappointment) or termination of external auditors to the Board for their approval.
The Committee’s review shall include:
•	Review and prior approval of all auditing services and non-audit services. (In the event the Committee approves an audit service within the scope of an auditor’s engagement, that audit service shall be deemed to have been preapproved.)

•	Opinions on the performance of the external auditors by appropriate management.

•	Inquiring if the external auditors face any significant litigation or disciplinary actions by the Securities and Exchange Commission (the “Commission”) or others.

•	Inquiring whether the chief executive officer of Smart Move’s external auditors was employed by a registered independent public accounting firm and participated in any capacity in Smart Move’s audit during the one-year period preceding the commencement of an audit of Smart Move.

•	Obtaining written disclosure from the external auditors describing all relationships between the external auditors and Smart Move that bear on independence and objectivity.

•	Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and Smart Move consistent with Independence Standards Board Statement 1 (“ISB No. 1”);

•	Discussing auditor independence with its external auditors and recommending that the Board take appropriate action regarding any independence issues.

•	Discussing with Smart Move’s Chief Executive Officer and Chief Financial Officer certifications in Smart Move’s periodic reports concerning disclosures of significant control deficiencies and any fraud by management.

•	Auditor engagement letters and estimated fees.

•	Consideration of the report of the external auditor’s latest peer review conducted pursuant to a professional quality control program.

•	Review of management’s letter of representation and consideration of any significant operational or reporting issues that may affect the financial statements.

•	Proposed non-audit services and consideration of the possible effect that these services could have on the independence of the external auditors.

•	Facilitating and maintaining an open avenue of communication with Smart Move’s external auditors.

•	Ensuring the Committee is informed in a timely manner by Smart Move’s independent auditor of (1) all critical accounting policies and practices the independent auditor intends to use for the audit; (2) discussion with Smart Move’s management of all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use thereof and the preferred the independent auditor’s preferred treatment; and (3) other material written communications between the independent auditors and Smart Move’s management to include any management letter or schedule of audit adjustments.
2.	Meeting with Smart Move’s general counsel, if any, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on Smart Move’s financial statements.

3.	Regarding Smart Move’s financial statements, the Committee will:
•	Review Smart Move’s audited annual financial statements and independent auditors’ opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

•	Review Smart Move’s interim quarterly financial statements and independent auditors’ opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

•	Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

•	Review the financial statements to be issued with management and with the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders prior to the release of the each quarterly financial report to stockholders.

•	Make a recommendation to the Board regarding the inclusion of interim and annual financial statements in Smart Move’s Commission filings based on its review of such financial statements with management and the independent auditors.

•	Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

•	Disclose in Smart Move’s annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

•	Disclose the Committee’s approval of any non-audit services in Smart Move’s periodic reports filed with the Commission.

•	Review the management letter issued by the external auditors and management’s response.

•	Review fees paid for audit and consulting services, respectively.

4.	Annually review and examine those matters which relate to a financial review of Smart Move’s Investment Policies.

5.	Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board.

6.	Annually review and update the Audit Committee Charter, make recommendations to the Board to update this Charter, and submit these recommendations, if any, to the full Board for approval.

7.	Maintain minutes or the other records of meetings and activities of the Committee.
B.	Monitoring of Internal Controls
The Committee is responsible for obtaining and understanding of Smart Move’s key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing information provided in the Business Conduct Questionnaire and Annual Certification reporting made by each Smart Move employee, discussions with the chief financial and accounting officers and such other persons as the Committee deems appropriate, and discussions with and reports issued by external auditors.
C.	Compliance with Laws, Regulations, and Ethics
The Committee shall review reports and other information to gain reasonable assurance that Smart Move is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.
Committee procedures shall include:
1.	Review Smart Move’s policies relating to compliance with laws, regulations, ethics, and conflict of interest.

2.	Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

3.	Review Smart Move’s policies and processes for compliance with U.S. and foreign country business operation controls, laws and regulations.

4.	Review Smart Move’s policies and processes for compliance with the Foreign Corrupt Practices Act and the USA Patriot Act.

5.	Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

6.	Review external auditor’s reports that relate to the monitoring of compliance with Smart Move’s policies on business ethics.

7.	Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or external auditors.

8.	Review the disclosure included in Smart Move’s periodic reports concerning whether at least one member of the Committee is an “audit committee financial expert” (as defined in Part III below) and, if no member of the Committee is an “audit committee financial expert”, why no such expert has been appointed to the Committee.
D.	Establishment of Complaint Procedure
The Committee shall establish written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.
E.	Funding
1.	The Committee shall engage such independent legal counsel and such accounting or other expert advisors as the Committee deems necessary to carry out its duties.

2.	The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of (a) compensation to the Company’s independent external auditors (or other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company), (b) compensation to the outside legal, accounting or other expert advisors employed by the Committee in the fulfillment of its duties and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties. The Committee has sole authority to approve the fees and other retention terms of such legal, accounting and other expert advisors.
II. OVERSIGHT OF EXTERNAL AUDIT FUNCTION
The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the external auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee. The Committee’s oversight of external audit coverage is covered under section I.A. above.
III. COMMITTEE MEMBERSHIP
The Committee shall be composed of three or more Directors, each of whom shall satisfy the independence requirements imposed by any stock exchange or other marketplace on which the Company’s securities may be listed from time to time. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, the Committee will endeavor to have one member who will be deemed to be an “audit committee financial expert”, as that term is defined by the Commission. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by Smart Move or an outside consultant. The Chairman and other members of the Committee shall be appointed by the Board.
Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, after consultation with the Corporate Governance Committee, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.
The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.
IV. CONDUCT OF BUSINESS
All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board shall have overall authority over all Committee actions.
V. COMPENSATION
The compensation of members of the Committee may be determined from time to time by resolution of the Board, after consultation with the Compensation Committee. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.
VI. TIME AND PLACE OF MEETINGS
Committee meetings shall be held quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review Smart Move’s financial statements consistent with the Audit Committee’s duties and responsibilities set forth herein.
VII. PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS
The Committee shall make an annual presentation to the Board within three months after the receipt of the external auditor’s opinion on Smart Move’s financial statement. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board.

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A   Election of Directors
The Board of Directors recommends a vote FOR the listed nominees:
1. ELECTION OF CLASS I DIRECTORS.

	For	Withhold
01 — Kent Lund	☐	☐

	For	Withhold
02 — John Jenkins	☐	☐
(Each nominee has previously been elected before)

B   Issues
The Board of Directors recommends a vote FOR the following proposal:

2. RATIFICATION OF SELECTION OF ANTON	For	Against	Abstain
COLLINS MITCHELL LLP AS INDEPENDENT	☐	☐	☐
REGISTERED PUBLIC ACCOUNTING FIRM.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

C   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Smart Move, Inc.

5990 GREENWOOD PLAZA BLVD., SUITE 390
GREENWOOD VILLAGE, CO 80111
ANNUAL MEETING PROXY CARD
The undersigned hereby appoints Chris Sapyta and Edward Johnson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Smart Move, Inc., to be held at the Company’s offices located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, CO 80111 on June 12, 2007, at 10:00 a.m. local time and at any adjournments thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.